UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 7 , 2011

Commission File Number:  000-52369

Bond Laboratories, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

11011 Q Street, Building A Suite 106, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

See Item 7.01 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2011, Elorian Landers, a director of Bond Laboratories, Inc. (the "Company"), tendered his resignation as a member of the Board of Directors of the Company, effective September 7, 2011. There was no disagreement with the the Company known to Mr. Landers on any matter relating to the Company's operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On September 7, 2011, the Company's investor relation's firm publicly disclosed the Company's preliminary sales results for August 2011. The investor relation's firm reported that the Company generated approximately $1.15 million in sales, compared to approximately $600,000 in August 2010. The August results reported by the Company's investor relation's firm are preliminary only. The Company intends to publicly release results from operations for the quarter ended September 30, 2011 in the ordinary course in connection with the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bond Laboratories, Inc.

Date:   September 7, 2011
By:	/s/ Michael Abrams

Name: Michael Abrams
Title: Interim Chief Financial Officer